MARATHON OIL CORPORATION REQUESTS VOLUNTARY
WITHDRAWAL FROM NYSE ARCA, INC. LISTING

HOUSTON, December 12, 2006 – Marathon Oil Corporation (NYSE: MRO) announced today that it has submitted a request to NYSE Arca, Inc., formerly the Pacific Stock Exchange (“NYSE Arca”), to voluntarily withdraw the listing of its common stock. Marathon’s common stock will continue to be listed on the New York Stock Exchange and the Chicago Stock Exchange.

Marathon’s decision to voluntarily withdraw its listing from NYSE Arca was made to eliminate duplicative administrative requirements inherent with dual listings as a result of the NYSE Group’s recent merger with Archipelago Holdings, the parent company of NYSE Arca.

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Media Relations Contacts:	Paul Weeditz	713-296-3910
	Scott Scheffler	713-296-4102
Investor Relations Contacts:	Ken Matheny	713-296-4114
	Howard Thill	713-296-4140